SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of report (Date of earliest event reported):

October 16, 2014

INERGETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

550 Broad Street, Suite 1212, Newark, NJ 07102 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Item 3.02.       Unregistered Sales of Equity Securities.

On October 16, 2014, Inergetics, Inc. (the “Company”) amended its 12% secured subordinated convertible promissory note to 31 Group, LLC (the “Investor”) in the principal amount of $1,500,000 (the “Note”) to, among other things, lower the principal amount of the Note to $1,000,000 and insert a provision previously agreed to by the Company and the Investor.

As noted in our prior Current Report on Form 8-K dated July 14, 2014, the Note was issued on July 14, 2014. Please see that Report for more information about the Note and related transactions.

The amended and restated Note makes the following changes to the original Note:

The principal amount of the Note was lowered to $1,000,000. The original Note was in the principal amount of $1,500,000. However, it provided that upon the happening of certain events, the principal amount of the Note would drop (“Principal Reductions”). Specifically, if the Company filed a registration statement with the Securities and Exchange Commission (the SEC”) covering the resale of the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant issued in conjunction therewith on or before 45 days after July 14, 2014, the principal amount of the Note would be reduced by $200,000, and if the registration statement was declared effective by the SEC within 120 days of July 14, 2014, the principal amount of the Notes would be further reduced by $300,000. The amended and restated Note removes all references to the Principal Reductions.

A new section 1.10 concerning mandatory prepayment has been added. It provides that, if at any time while the Note remains outstanding, the volume weighted average price as reported by Bloomberg LP of the Company’s Common Stock for any Trading Day (as defined in the Note) shall be equal to or less than the Floor Price of $0.031 per share (a “Prepayment Event”), the Company will be required to pay the Investor 140% of the entire outstanding principal amount of the Note, plus any accrued but unpaid interest no later than ten business days after the Prepayment Event (a “Mandatory Prepayment”). In the event the Mandatory Prepayment is not made timely, the Floor Price shall be removed. A Prepayment Event occurred, the Company was not able to make the Mandatory Prepayment and, effective September 29, 2014, the Floor Price was removed.

The Company has agreed to use its best efforts to prepare and file with the SEC a registration statement covering the resale of all of the shares of Common Stock issuable upon conversion of the Amended and Restated Note and the related Warrants on or before October 30, 2014 and to use its commercially reasonable efforts to cause the registration statement to be declared effective as promptly as possible after the filing thereof.

The foregoing descriptions of the amended and restated Note and Amendment No. 1 to the Note (that effects the amendment and replaces the Note with the amended and restated Note) are qualified in their entirety by reference to the full text of these documents, copies of which are attached hereto as Exhibits and incorporated herein in their entirety by reference.

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Item 9.01         Financial Statements and Exhibits

d)      Exhibits

Exhibit No.	Exhibit Description

4.1	October 16, 2014 Amended and Restated Note issued to 31 Group. (Exhibit B to Exhibit 10.1 filed herewith).
10.1	Amendment No. 1 to Secured Subordinated convertible Promissory Note Due July 13, 2015.

Signatures

Pursuant to the requirements of the Securities Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2014

INERGETICS, INC.

By:	/s/ Michael C. James
Michael C. James
Chief Executive Officer and
Chief Financial Officer

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